UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2015

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 26, 2015, Harsco Corporation issued a Press Release announcing its earnings for the fourth quarter and year ended December 31, 2014. Among other things, the Press Release reports:

  Diluted loss per share from continuing operations of $0.56 and $0.31 in the fourth quarter of 2014 and 2013, respectively;
  Operating loss from continuing operations of $20.8 million and $3.1 million in the fourth quarter of 2014 and 2013, respectively;
  Operating loss in the Harsco Metals & Minerals Segment of $29.0 million in the fourth quarter of 2014 compared to operating income of $18.1 million in the fourth quarter of 2013;
  Operating income in the Harsco Industrial Segment of $13.7 million and $12.4 million in the fourth quarter of 2014 and 2013, respectively;
  Operating income in the Harsco Rail Segment of $4.1 million and $0.7 million in the fourth quarter of 2014 and 2013, respectively;
  Net cash provided by operating activities of $41.4 million and $24.2 million for the fourth quarter of 2014 and 2013, respectively; and
  Net cash provided by operating activities of $225.8 million and $188.3 million for the year ended December 31, 2014 and 2013, respectively.

A copy of the Press Release is attached hereto as Exhibit 99.1. This information is being furnished in this report and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished as part of the Current Report on Form 8-K:

Exhibit 99.1. Press release dated February 26, 2015.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: February 26, 2015	By:	/s/ PETER F. MINAN Peter F. Minan Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated February 26, 2015